ROPKA LAW, LLC

C. Richard Ropka, LLM (Tax) † † Admitted to practice in US Supreme Court, US District Court & US Tax Court	215 Fries Mill Road Turnersville, New Jersey 08012 (856) 374-1744 (1-866) 272-8505 (Fax)

December 17, 2019

Archer Investment Series Trust

Trustees of the Archer Investment Series Trust

c/o Archer Investment Corporation

9000 Keystone Crossing, Suite 630

Indianapolis, IN 46240

Re:

Opinion of Counsel Relating to the Amended Registration Statement Filed on Form N-1A under the Securities Act of 1933

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 4 to the Archer Investment Series Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 28 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Ropka Law, LLC

By: /s/ C. Richard Ropka, Esq.

C. Richard Ropka, Esq.